Exhibit 99.1

ANACOR PHARMACEUTICALS, INC. ANNOUNCES PRICING OF OFFERING OF

$75 MILLION OF 2.00% CONVERTIBLE SENIOR NOTES DUE 2021

Palo Alto, CA, October 9, 2014 — Anacor Pharmaceuticals, Inc. (NASDAQ: ANAC) announced today the pricing of its offering of $75,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2021 (the “Convertible Notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). Anacor also granted the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $7,500,000 aggregate principal amount of the Convertible Notes, solely to cover over-allotments, if any.  In addition, certain funds affiliated with Venrock Associates, one of Anacor’s affiliates, have agreed to purchase $8.0 million aggregate principal amount of Convertible Senior Notes due 2021 (the “Venrock Notes”) in a concurrent private placement under the Securities Act.  The Venrock Notes will be sold at the same price, and will constitute part of the same series, as the Convertible Notes.  The offering of the Convertible Notes is expected to close on October 16, 2014, subject to customary closing conditions.  The sale of the Venrock Notes is also expected to close on October 16, 2014, subject to the closing of the Convertible Notes offering.

Anacor expects that the net proceeds from the offering of the Convertible Notes will be approximately $72.0 million, after deducting the initial purchasers’ fees and estimated offering expenses, and that the net proceeds from the sale of the Venrock Notes will be approximately $8.0 million.  Anacor intends to use a portion of the net proceeds from the offering of the Convertible Notes and the sale of the Venrock Notes to repay in full its outstanding indebtedness under its loan and security agreement, and to use the remaining net proceeds for general corporate purposes.  As of June 30, 2014, $30.0 million aggregate principal amount of loans was outstanding under the loan and security agreement.  In connection with such repayment, Anacor will be subject to a prepayment fee equal to 2% of the aggregate principal amount of loans so repaid.

The Convertible Notes will be general unsecured obligations of Anacor.  The Convertible Notes will bear interest at a fixed rate of 2.00% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2015.  The Convertible Notes will mature on October 15, 2021, unless earlier purchased, redeemed or converted.  The Convertible Notes will not be redeemable at Anacor’s option prior to October 15, 2018.  On or after October 15, 2018, the Convertible Notes will be redeemable at Anacor’s option if the last reported sale price of Anacor’s common stock for at least 20 trading days in any 30 trading day period exceeds 130% of the conversion price for the Convertible Notes.

Subject to satisfaction of certain conditions and during certain periods, the Convertible Notes will be convertible at the option of holders into cash, shares of Anacor common stock or a combination thereof, at Anacor’s election.  The conversion rate will initially be 32.2061 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $31.05 per share of Anacor common stock).  The conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.  The initial conversion price of the notes represents a premium of approximately 35% to the $23.00 per share closing price of Anacor’s common stock on October 9, 2014.

If Anacor undergoes a fundamental change (as defined in the indenture governing the Convertible Notes), holders may require Anacor to purchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.  In addition, if certain make-whole fundamental changes occur or if we issue a notice of redemption for the Convertible Notes, Anacor will, in certain circumstances, increase the conversion rate for any Convertible Notes converted in connection with such make-whole fundamental change or notice of redemption.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.  Neither the Convertible Notes nor any shares of Anacor’s common stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Goldman, Sachs & Co. is acting as the sole book-running manager for the offering.  Jefferies LLC is acting as the lead manager and Cowen and Company, LLC and Wedbush Securities Inc. are acting as co-managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Anacor Pharmaceuticals, Inc.

Anacor is a biopharmaceutical company focused on discovering, developing and commercializing novel small-molecule therapeutics derived from its boron chemistry platform.  Anacor’s first approved drug, KERYDINTM (tavaborole) topical solution, 5%, is an oxaborole antifungal approved by the U.S. Food and Drug Administration in July 2014 for the topical treatment of onychomycosis of the toenails.  In July 2014, Anacor entered into an exclusive agreement with Sandoz Inc., a Novartis company, pursuant to which Sandoz will distribute and commercialize KERYDIN in the United States.  Anacor’s lead product candidate is AN2728, an investigational anti-inflammatory PDE-4 inhibitor in development for the potential treatment of mild-to-moderate atopic dermatitis and psoriasis.  Beyond KERYDIN and AN2728, Anacor has discovered, synthesized and is developing six molecules.  These include three wholly-owned investigational product candidates.  AN2718 is an investigational topical antifungal, AN2898 is an investigational topical PDE-4 inhibitor, and AN3365 is an investigational Gram-negative antibiotic.  Anacor has also discovered three other investigational compounds that it has out-licensed for further development.  The first compound is licensed to Eli Lilly and Company for the potential treatment of an animal health indication.  The second compound, AN5568, is licensed to Drugs for Neglected Diseases initiative for the potential treatment of human African trypanosomiasis (HAT, or sleeping sickness), and the third compound is licensed to GlaxoSmithKline LLC for development in tuberculosis.  Anacor also has a pipeline of other internally discovered topical and systemic boron-based compounds in earlier stages of research and pre-clinical development.

Forward-Looking Statements

This press release includes forward-looking statements regarding Anacor’s financing plans, including statements related to the expected completion of the offering of the Convertible Notes and intended use of the net proceeds of the offering.  These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and Anacor undertakes no obligation to update any forward-looking statement in this press release except as required by law. These forward looking statements are based on assumptions by Anacor’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.  There can be no assurance that Anacor will be able to complete the proposed offering of Convertible Notes or the sale of the Venrock Notes on the anticipated terms, or at all.  Actual results may differ materially from those anticipated or predicted by Anacor’s forward-looking statements as a result of various important factors, including, but not limited to, the risks and uncertainties related to whether or not Anacor will consummate the offering of the Convertible Notes and the sale of the Venrock Notes, the impact of general economic, industry, market or political conditions and the other risks identified in Anacor’s periodic filings, including Anacor’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Contacts

Geoff Parker, 650-543-7516

Executive Vice President and Chief Financial Officer

DeDe Sheel, 650-543-7575

Senior Director, Investor Relations and Corporate Communications